EXHIBIT 99.1
Interwoven Announces Strong Fourth Quarter Financial Results
Revenues of $47.6 Million; Non-GAAP Profit of 10 Cents Per Share; 76 New Customers
SUNNYVALE, Calif. – January 26, 2006 – Interwoven, Inc. (Nasdaq: IWOV), provider of Enterprise Content Management (ECM) solutions for business, today announced financial results for the quarter and year ended December 31, 2005.
Interwoven reported total revenues of $47.6 million for the fourth quarter, an increase of 8% from total revenues of $43.9 million posted in the quarter ended September 30, 2005, and an increase of 10% from total revenues of $43.2 million for the fourth quarter last year. Net income for the fourth quarter of 2005, calculated in accordance with generally accepted accounting principles, was $1.1 million, or $0.03 per share, as compared to net income of $405,000, or $0.01 per share, for the same period last year. On a non-GAAP basis, Interwoven reported a net income of $4.2 million for the fourth quarter of 2005, or $0.10 per share, compared to a non-GAAP net income of $2.8 million, or $0.07 per share, for the same period last year. Non-GAAP results exclude restructuring and excess facilities charges, amortization of stock-based compensation and intangible assets and the related tax impact of these adjustments.
For the year ended December 31, 2005, Interwoven reported total revenues of $175.0 million, an increase of 9% from total revenues of $160.4 million for last year. Net income for the year ended December 31, 2005, calculated in accordance with generally accepted accounting principles, was $617,000, or $0.01 per share, compared to a net loss of $23.7 million, or $0.58 per share, for last year. On a non-GAAP basis, Interwoven reported net income of $12.0 million for the year ended December 31, 2005, or $0.28 per share, compared to a non-GAAP net income of $4.4 million, or $0.11 per share, for last year. Non-GAAP results exclude restructuring and excess facilities charges, amortization of stock-based compensation and intangible assets and the related tax impact of these adjustments.
A reconciliation of net income (loss) calculated in accordance with generally accepted accounting principles and non-GAAP net income is provided in the tables immediately following the consolidated statements of operations. Additional information about the company’s non-GAAP financial measures can be found under the caption “Non-GAAP Financial Information” below.
“Capping off a year full of key achievements, Q4 was an excellent quarter for Interwoven in which we saw impressive sequential license revenue growth,” said Martin Brauns, chairman and CEO of Interwoven. “During 2005, we significantly strengthened our position as a leading ECM solutions provider, forged key alliances with technology leaders, continued to successfully execute on our acquisition strategy, and improved our overall financial position. Interwoven is well positioned for 2006, and we look forward to building on our success throughout the new year.”
Customer Acquisition
Interwoven continued its strong global customer momentum in the fourth quarter by adding 76 new customers.
New customers selecting Interwoven in the fourth quarter include: Lending Tree; CXO Media; Premera Blue Cross; Baltimore City Government; GetConnected; The U.S. Office of Special Counsel; Principal International; HDFC Bank in India; Old Mutual in Europe; and many more.

Interwoven also continued to attract new world-class professional services customers including: Faegre & Benson; Wilmer Cutler Pickering Hale and Dorr; Swanson Martin & Bell; Kessler, Schneider & Co.; HLB Mann Judd; Maples and Calder; Abreu, Cardigos & Associados in Portugal; Thomas Eggar in the UK; and many more. As a result of Interwoven’s continued professional services market success during the quarter, the company now has 63 of the Am Law 100 and 116 of the Am Law 200 firms (the definitive rankings of the largest American law firms) as customers.
In the fourth quarter, Interwoven also received orders from existing customers including: Adidas-Salomon AG; eBay; Cingular Wireless; Harrah’s; Amazon.com; Mattel; Avon; Herbalife; Barclays; Citibank; Department of Homeland Security; Aetna; Chunghwa Telecom in Taiwan; Channel Four Television in the UK; AON Denmark; Intesa Mediofacturing in Italy; and others. Reorders from professional services firms in the fourth quarter include: DLA Piper Rudnick Gray Cary; Kirkland & Ellis; Alston & Bird; Sutherland Asbill & Brennan; Andrews & Kurth; Arnold & Porter; Clayton L. Scroggins Associates; Bird & Bird in Europe; and J&A Garrigues in Spain.
During the quarter, new and existing customers purchased Interwoven ECM solutions to address key business objectives such as improving customer experience, achieving compliance, and streamlining operational efficiencies across the organization. For example, existing customer Harrah’s Entertainment, which previously adopted Interwoven’s LiveSite Web Content Publishing software, continued to expand its Interwoven implementation with the purchase of additional seats of Interwoven’s Web Content Management and Digital Asset Management solutions to enhance customer experience through the delivery of more personalized content, greater brand consistency, and improved customer service. Also, Cingular, the largest wireless company in the United States, purchased Interwoven to improve customer experience across all of its customer-facing Web properties, as well as to underpin a major re-branding initiative designed to enhance the quality, consistency, and relevancy of information published to customers via the Web and wireless.
Additionally, reflecting Interwoven’s strong continued success with its Content Provisioning solution, new customer Premera Blue Cross adopted the Interwoven solution to automate the deployment of code and content changes across the organization’s Web-based applications. The health insurance provider also selected Interwoven to streamline key compliance processes, while simultaneously optimizing customer experience by ensuring that customers and Web site visitors have access to the most timely and accurate information.
ECM Solution Momentum and Technology Innovation
During the fourth quarter, Interwoven continued to extend its ECM technology leadership in key solution and product areas:
•	Customer Experience—Over the course of the quarter, Interwoven made several announcements highlighting the success that global enterprises are having in leveraging Interwoven solutions to improve customer experience including: Hilton International; Tatung, a leading global manufacturer; UNITE in the UK, the National Stock Exchange (NSE) of India, and others. For example, by leveraging Interwoven technology and the content translation services of Interwoven partner Translations.com, Hilton International has been able to build a direct channel e-commerce initiative for key European and Asian markets, resulting in the creation of eight localized Web Sites representing seven different languages. Hilton customers across Europe and Asia can now receive highly personalized, relevant, and more timely information for an overall improved online experience.
•	Professional Services—Interwoven also continued to extend its professional services market leadership, announcing at the company’s GearUp ’05 Europe conference in October that more European professional services firms rely on the Interwoven Matter-Centric Collaboration solution—to improve client service and increase operational efficiency—than any other competing ECM solution. Worldwide, over 1,500 firms have adopted Interwoven solutions. Also during the quarter, Interwoven announced that a growing number of leading accounting firms across the globe—including BDO Seidman; Deloitte; Eisner LLP; Frank, Rimerman & Co.; and many more—continue to adopt the Interwoven Unified Electronic Content Management Solution for Accounting Firms to improve client service, reduce risk, and increase revenue growth.

•	Financial Services—During the quarter, Interwoven announced that leading financial services companies worldwide continue to adopt Interwoven ECM solutions, extending the company’s role as a top provider of targeted industry solutions including: Deal Management; OTC Derivatives Trading Automation; Web Content Management; Intranet Management; Extranet Management; and Content Provisioning. World-class financial services companies that rely on Interwoven ECM solutions include: Visa International; Mastercard International; Lloyds TSB Bank; Deutsche Bank; ABN Amro; Banco Populare di Milano; Swiss Life; Capital One; Credit Suisse First Boston; Washington Mutual; and many others.

•	Document Management Japanese Version—Interwoven announced the introduction of a Japanese version of its widely-adopted Document Management offering based on Interwoven WorkSite software. With the new release, the company is further extending the global reach of Interwoven Document Management, enabling companies that conduct business in Japan to more effectively streamline business processes and collaborate for improved productivity and increased compliance within one easy-to-use system.
Partner Momentum
Interwoven continued to drive revenue through the channel by forging new strategic alliances as well as strengthening existing partnerships.
•	Ericsson—Interwoven and Ericsson, the world leader in applications and infrastructure for the telecommunications industry, entered into a new partnership to deliver the industry’s first personalized media platform for mobile users worldwide. Ericsson will resell Interwoven as a critical part of its new SDP (Solution Delivery Platform) Media offering, optimizing the mobile customer experience.

•	Kofax—As announced this morning, Interwoven and Kofax deepened their partnership through a new reseller agreement to provide enterprises with seamless integration of imaging and information capture capabilities with Interwoven ECM solutions. Under the new agreement, Interwoven will resell the Kofax Ascent Capture product, providing customers an end-to-end ECM solution from a single vendor to reduce costs and improve efficiencies through the unified management of paper and electronic content.

•	Microsoft—Following Interwoven’s introduction in Q3 of the Interwoven WorkSite for SharePoint integration, Interwoven and Microsoft have continued to generate strong momentum with regard to selling integrated ECM solutions to leading companies within the professional services industry. In Q4, the two companies acquired a number of joint customers including: Faegre & Benson; Wragge & Co.; Wilmer Cutler Pickering Hale and Dorr; Wilson Sonsini Goodrich & Rosati; Bevan Brittan; Loeb & Loeb; Maples and Calder; Milberg Weiss Bershad Hynes & Lerach; Schiff Hardin & Waite; Matheson Ormsby Prentice; and many others.

•	Sun—Interwoven and Sun continued to see momentum in Q4 stemming from the expanded partnership announced in Q3 in which Sun is a global reseller of the entire Interwoven ECM platform. A key joint customer acquired during the quarter is the Baltimore City Government, which selected the Interwoven-Sun solution because it offered the most scalable solution to enable the city municipality to improve operational efficiencies and cut costs within the finance department by automating paper-based processes. The companies also continue to work together to bring new joint solutions to market such as: Secure Case Management for Government; Deal Management for Financial Services; and others.

•	PartnerNetwork Solutions—During the quarter, Interwoven partners continued to bring new solutions to market based on Interwoven ECM technology. For example, Accenture delivered a new Brand Asset Management solution, which leverages Interwoven’s Digital Asset Management technology to help marketing organizations improve customer experience through more effective and consistent brand management. Perfectus brought to market a Contract Management solution, enabling corporate legal departments to deliver contract composition, collaboration, workflow and document management in an integrated Web-based experience, resulting in increased operational efficiency and reduced costs. Additionally, Telestream delivered a Digital Media Access solution that integrates with Interwoven’s Digital Asset Management solution to automatically provide video and audio assets in the proper format to end-users or Web applications at anytime, anywhere.
Industry Recognition/Awards
 In the fourth quarter, Interwoven continued to receive widespread recognition from leading industry analysts and publications across the globe for its best-in-class ECM solutions, market leadership, and strong customer return on investment.
•	Forrester Research: Interwoven WorkSite is “The Best-Kept Secret in Document Management”—In a December 2005 report, Forrester Research profiled Interwoven’s WorkSite product as “the best-kept secret in document management.” According to Forrester, Interwoven WorkSite is a product that “facilitates enterprise-wide adoption, excels at ease of use for both users and administrators, and provides excellent desktop integration with Microsoft Office . . . it should be considered in any enterprise DM evaluation.”

•	Forrester Research ECM Wave—In its report, “The Forrester Wave: Enterprise Content Management Suites” (October 2005), Forrester Research commended Interwoven for its strong solution strategy execution and for being a “superb fit for organizations with comprehensive WCM, collaboration-DM, and high-end DAM requirements.”

•	Gartner Web Content Management MarketScope—Interwoven’s established WCM market leadership was also reaffirmed by Gartner during the quarter in the analyst firm’s “2005 WCM MarketScope (November 2005) report. Gartner recognized Interwoven with a ‘strong positive’ rating.

•	“Top Law Firm Technology”—Reinforcing its ECM solution leadership within the professional services industry, Interwoven was recognized as the ‘top law firm technology’ provider in the document management category by the readers of American Lawyer Media (ALM) publications.

•	“Top ECM Marketer”—During the quarter, Interwoven earned the ‘top pacesetter’ ranking for marketing performance by independent research firm Market Bearing LLC in its quarterly Marketing Momentum Index (MMI) report on the ECM industry. Interwoven outranked seven other ECM vendors by achieving the greatest amount of external marketing validation and success in four key areas: alliances, customer commitment, technology research, and press coverage.
•	EContent 100—Interwoven was once again named to the prestigious annual EContent 100 list for its continued role as a provider of market-leading ECM solutions, ongoing technology innovation, and proven customer value. Each year, EContent magazine honors the top “stand-out companies that demonstrate the winning strategies and solutions that define the digital content industry.”
Company Developments
•	New Chief Marketing Officer—In Q4, Interwoven announced the appointment of Bill Seawick to the company’s executive management team as senior vice president and chief marketing officer. Seawick has over 20 years of experience with leading technology companies including Oracle, Sun Microsystems, and Apple, and is already playing an instrumental role in helping Interwoven to strengthen its position as a leading provider of content-centric ECM solutions by: defining and ensuring the execution of the company’s strategic solution and product marketing initiatives; increasing global industry awareness of Interwoven ECM solutions; and extending Interwoven’s reach into new and growing markets.

•	Vice President and General Manager, Financial Services Solutions—Interwoven recently announced the appointment of Jos Stoop to the Interwoven executive management team as the company’s vice president and general manager, Financial Services Solutions. A seasoned consulting and technology executive, Stoop has over 20 years of experience with leading financial technology companies including PA Consulting Group, NumeriX LLC, and as founder of Intuitive Products International (IPI), which was later renamed Scrittura, a company acquired by Interwoven in 2005. Stoop will help drive Interwoven’s position as a leading provider of content-centric ECM solutions for the Financial Services industry as well as extend Interwoven’s reach into new and growing Financial Services solutions markets.

•	Interwoven GearUp ’06 Miami, ‘The ECM Solutions Conference’—Interwoven announced that approximately 1,200 Information Technology leaders are expected to convene at the company’s annual user event, GearUp ’06, ‘The ECM Solutions Conference’ to be held at the Westin Diplomat Resort in Hollywood, Florida, April 3-5, 2006. The global event is poised to be one of the year’s leading ECM-focused conferences featuring: presentations from world-class companies including Avaya, Tyco, and SunTrust; leading partner sponsors including Microsoft, Sun, and BEA; and an exclusive gala reception featuring Cirque du Soleil.
Non-GAAP Financial Information
To supplement the company’s consolidated financial statements presented in accordance with generally accepted accounting principles in the United States of America, Interwoven uses measures of operating results, net loss and net loss per share, which are adjusted to exclude restructuring charges, amortization of stock-based compensation and intangible assets and the related tax impact of these adjustments. These non-GAAP results are not in accordance with, or an alternative for, results prepared in accordance with accounting principles generally accepted in the United States of America, and the company’s non-GAAP measures may be different from non-GAAP measures used by other companies. Interwoven believes that the presentation of non-GAAP results provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. Interwoven uses these non-GAAP measures in assessing corporate performance and determining incentive compensation. Readers are advised to review and consider carefully the financial information prepared in accordance with accounting principles generally accepted in the United States of America contained in this press release and Interwoven’s periodic filings with the Securities and Exchange Commission.
Conference Call Information
Interwoven’s 2005 fourth quarter results and its business outlook for the first quarter of 2006 will be discussed today, January 26, 2006 at 2:00 p.m. PT (5:00 p.m. ET).
Live Dial-in #: (913) 981-5510
Replay #: (888) 203-1112 or (719) 457-0820
Pass code: 4627556
Audio webcast instructions will be available on Interwoven’s Website at http://www.interwoven.com/investors. The call replay will be available starting January 26, 2006 at approximately 5:00 p.m. PT for a limited period.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This press release contains “forward-looking” statements, including statements about historical results that may suggest trends for our business. These statements are based on estimates and information available to us at the time of this press release and are not guarantees of future performance. Our forward-looking statements include management quotations, statements about customer momentum and activities with strategic business alliances, and statements about technology leadership. Actual results could differ materially from our current expectations as a result of many factors including: our ability to develop new products, services, features and functionality successfully and on a timely basis; customer acceptance of our solutions; changes in customer spending on enterprise content management initiatives; our ability to cross-sell and up-sell additional products into our installed base of customers; the success of our strategic alliances; intense competition in our markets; changes in key personnel, the introduction of new products or services by competitors; and the ongoing consolidation in our markets. These and other risks and uncertainties associated with our business are described in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Forms 8-K, which are on file with the Securities and Exchange Commission and available through www.sec.gov.
About Interwoven
Interwoven, Inc., provider of Enterprise Content Management solutions for business, enables organizations to unify people, content and processes to minimize business risk, accelerate time-to-value and sustain lower total cost of ownership. Interwoven delivers deep industry-specific solutions which reduce business process cycle time from initial collaboration through design, production, sales, marketing, legal review, IT and service. Interwoven leads the industry with a service-oriented architecture today and easy-to-use, best-in-class components and solutions. Today, over 3,400 enterprises, law firms, and professional services organizations worldwide are Interwoven customers including BT, Ford, Freshfields Bruckhaus Deringer, General Motors, Jones Day, Motorola and Yamaha. Interwoven is headquartered in Sunnyvale, Calif., with offices around the world. For more information visit www.interwoven.com.

INTERWOVEN, INC.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004
Revenues:
License	$19,254	$18,006	$67,754	$67,341
Support and service	28,325	25,232	107,283	93,047

Total revenues	47,579	43,238	175,037	160,388

Cost of revenues:
License	4,481	3,472	15,262	13,336
Support and service	11,166	9,781	42,030	38,424

Total cost of revenues	15,647	13,253	57,292	51,760

Gross profit	31,932	29,985	117,745	108,628

Operating expenses:
Sales and marketing	18,721	18,239	70,352	70,824
Research and development	7,765	7,792	31,268	30,825
General and administrative	3,698	3,058	13,585	12,080
Amortization of stock-based compensation	624	630	1,743	4,982
Amortization of intangible assets	886	910	3,358	4,541
Restructuring and excess facilities charges	(94)	(695)	(692)	9,782

Total operating expenses	31,600	29,934	119,614	133,034

Income (loss) from operations	332	51	(1,869)	(24,406)
Interest income and other, net	969	611	3,574	1,725

Income (loss) before provision for income taxes	1,301	662	1,705	(22,681)
Provision for income taxes	185	257	1,088	986

Net income (loss)	$1,116	$405	$617	$(23,667)

Basic net income (loss) per common share	$0.03	$0.01	$0.01	$(0.58)

Shares used in computing basic net income (loss) per common share	42,244	41,855	41,751	40,494

Diluted net income (loss) per common share	$0.03	$0.01	$0.01	$(0.58)

Shares used in computing diluted net income (loss) per common share	43,085	41,940	42,390	40,494

INTERWOVEN, INC.
Impact of Non-GAAP Adjustments on Reported Net Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Three Months Ended
	December 31, 2005			December 31, 2004
	As reported	Adjustments*	Non-GAAP	As reported	Adjustments*	Non-GAAP
Revenues:
License	$19,254	$—	$19,254	$18,006	$—	$18,006
Support and service	28,325	—	28,325	25,232	—	25,232

Total revenues	47,579	—	47,579	43,238	—	43,238

Cost of revenues:
License	4,481	(3,593)	888	3,472	(2,719)	753
Support and service	11,166	—	11,166	9,781	—	9,781

Total cost of revenues	15,647	(3,593)	12,054	13,253	(2,719)	10,534

Gross profit	31,932	3,593	35,525	29,985	2,719	32,704

Operating expenses:
Sales and marketing	18,721	—	18,721	18,239	—	18,239
Research and development	7,765	—	7,765	7,792	—	7,792
General and administrative	3,698	—	3,698	3,058	—	3,058
Amortization of stock-based compensation	624	(624)	—	630	(630)	—
Amortization of intangible asset	886	(886)	—	910	(910)	—
Restructuring and excess facilities charges	(94)	94	—	(695)	695	—

Total operating expenses	31,600	(1,416)	30,184	29,934	(845)	29,089

Income from operations	332	5,009	5,341	51	3,564	3,615
Interest income and other, net	969	—	969	611	—	611

Income before taxes	1,301	5,009	6,310	662	3,564	4,226
Provision for income taxes	185	1,960	2,145	257	1,180	1,437

Net income	$1,116	$3,049	$4,165	$405	$2,384	$2,789

Net income per share	$0.03		$0.10	$0.01		$0.07

Shares used in computing net income per share**	43,085		43,085	41,940		41,940

*	The non-GAAP adjustments represent the reversal of restructuring and excess facilities charges, the amortization of stock-based compensation and intangible assets and the related tax impact of these adjustments.

**	The shares used in computing non-GAAP net income for the three months ended December 31, 2005 and 2004 include the dilutive impact of common stock options.

INTERWOVEN, INC.
Impact of Non-GAAP Adjustments on Reported Net Income (Loss)
(In thousands, except per share data)
(Unaudited)

	Year Ended			Year Ended
	December 31, 2005			December 31, 2004
	As reported	Adjustments*	Non-GAAP	As reported	Adjustments*	Non-GAAP
Revenues:
License	$67,754	$—	$67,754	$67,341	$—	$67,341
Support and service	107,283	—	107,283	93,047	—	93,047

Total revenues	175,037	—	175,037	160,388	—	160,388

Cost of revenues:
License	15,262	(12,142)	3,120	13,336	(10,636)	2,700
Support and service	42,030	—	42,030	38,424	—	38,424

Total cost of revenues	57,292	(12,142)	45,150	51,760	(10,636)	41,124

Gross profit	117,745	12,142	129,887	108,628	10,636	119,264

Operating expenses:
Sales and marketing	70,352	—	70,352	70,824	—	70,824
Research and development	31,268	—	31,268	30,825	—	30,825
General and administrative	13,585	—	13,585	12,080	—	12,080
Amortization of stock- based compensation	1,743	(1,743)	—	4,982	(4,982)	—
Amortization of intangible assets	3,358	(3,358)	—	4,541	(4,541)	—
Restructuring and excess
facilities charges	(692)	692	—	9,782	(9,782)	—

Total operating expenses	119,614	(4,409)	115,205	133,034	(19,305)	113,729

Income (loss) from operations	(1,869)	16,551	14,682	(24,406)	29,941	5,535
Interest income and other, net	3,574	—	3,574	1,725	—	1,725

Income (loss) before taxes	1,705	16,551	18,256	(22,681)	29,941	7,260
Provision for income taxes	1,088	5,119	6,207	986	1,842	2,828

Net income (loss)	$617	$11,432	$12,049	$(23,667)	$28,099	$4,432

Net income (loss) per share	$0.01		$0.28	$(0.58)		$0.11

Shares used in computing net income (loss) per share**	42,390		42,390	40,494		41,256

*	The non-GAAP adjustments represent the reversal of restructuring and excess facilities charges, the amortization of stock-based compensation and intangible assets and the related tax impact of these adjustments.

**	The shares used in computing non-GAAP net income for years ended December 31, 2005 and 2004 include the dilutive impact of common stock options.

INTERWOVEN, INC.
Consolidated Balance Sheets
(In thousands)

Assets	Dec. 31, 2005	Dec. 31, 2004
Current assets:
Cash and cash equivalents	$73,618	$22,466
Short-term investments	63,581	111,291
Accounts receivable, net	31,542	28,292
Prepaid expenses and other current assets	5,193	8,450

Total current assets	173,934	170,499

Property and equipment, net	5,044	5,831
Goodwill	191,595	185,464
Other intangible assets, net	25,527	30,035
Other assets	2,506	1,947

Total assets	$398,606	$393,776

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$4,491	$5,568
Accrued liabilities	22,198	20,370
Restructuring and excess facilities accrual	7,266	8,966
Deferred revenues	54,010	50,121

Total current liabilities	87,965	85,025

Accrued liabilities	2,761	3,413
Restructuring and excess facilities accrual	9,681	16,716

Total liabilities	100,407	105,154

Commitments and contingencies

Stockholders’ equity:
Common stock	42	41
Additional paid-in capital	705,908	697,860
Deferred stock-based compensation	(1,002)	(2,067)
Accumulated other comprehensive loss	(359)	(205)
Accumulated deficit	(406,390)	(407,007)

Total stockholders’ equity	298,199	288,622

Total liabilities and stockholders’ equity	$398,606	$393,776